Exhibit 16.1

December 26, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-2000

RE:  TAITRON COMPONENTS INCORPORATED
File No. 000-25844

We have read Item 4.01 of Form 8-K dated December 20, 2017 of TAITRON COMPONENTS INCORPORATED (“the Registrant”) and are in agreement with the statements concerning therein as it pertains to our firm.

We have no basis to agree or disagree with other statements of the Registrant contained in Item 4.01.

Very truly yours,

/s/ ANTON & CHIA, LLP